Exhibit 99.1

IntelGenx and RedHill Announce Definitive Agreement for Anti-Migraine Film Product

SAINT LAURENT, QUEBEC, August 30, 2010 - IntelGenx Corp. (IGX) (US:IGXT) ("IntelGenx") and RedHill Biopharma Ltd., an Israeli corporation (“RedHill”) today announced that they have entered into a co-development and commercialization agreement for IntelGenx’ first oral thin film product based upon the IntelGenx’ proprietary VersaFilm technology. The product is intended for the rapid relief of migraine.

Under the terms of the definitive co-development and commercialization agreement, RedHill has obtained certain exclusive worldwide rights to market and sell IntelGenx’ rapidly dissolving anti-migraine oral film product. In exchange IntelGenx will receive upfront, milestone, and external development fees totalling up to $2.1 million from RedHill. RedHill will also be responsible for regulatory filing fees, if necessary. Furthermore, upon commercialization of the product, IntelGenx could receive, depending on the circumstance, up to 75% of all proceeds including, but not limited to, all sales milestones and income from the product world-wide.

Dr. Horst G. Zerbe, President and Chief Executive Officer of IntelGenx, stated: “We are pleased to be working with RedHill on our anti-migraine film product. This partnership helps validate and accelerate IntelGenx’ VersaFilm technology, while providing IntelGenx with additional resources to meet our ongoing strategic objectives in developing additional oral film products.”

Dror Ben-Asher, CEO of RedHill, stated: “We are delighted to have reached this deal with IntelGenx and are looking forward to a successful collaboration. We believe the anti-migraine film product based on IntelGenx’ VersaFilm technology has significant potential and are committed to completing its development as quickly as possible.”

In the fourth quarter of 2009 IntelGenx announced the results of a clinical pilot study that suggests IntelGenx has successfully developed a product that is bioequivalent to a leading branded anti-migraine therapy. The product has been developed using IntelGenx' proprietary immediate release film VersaFilm drug delivery technology. VersaFilm provides a patent-protected method of formulating in a convenient and discrete dosage form.

About IntelGenx Corp.:

IntelGenx Corp. is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' research and development pipeline includes products for the treatment of pain, hypertension, erectile dysfunction and depressive disorders. More information is available about the company at www.intelgenx.com.

RedHill Biopharma:

RedHill Biopharma is a privately held Israeli pharmaceutical company focused primarily on acquisition and development of late clinical-stage, new and proprietary formulations of existing drugs. RedHill is rapidly building a rich pipeline of such products. For more information please contact: info@redhillbio.com

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTC Bulletin Board has neither approved nor disapproved the contents of this press release.

Contacts:
IntelGenx Corp.
Dr. Horst G. Zerbe
President and CEO
Tel: +1 514-331-7440 (ext. 201)
Fax: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com

RedHill Biopharma Ltd.
Dror Ben-Asher
CEO
RedHill Biopharma Ltd.
Tel: +972 3 528 0875
Fax: +972 3 7255 724
dror@redhillbio.com